                                                                       EX-99.1


[LOGO of Mellon Bank Corp.]                           News Release


Contact:  ANALYSTS:            MEDIA:                 Corporate Affairs
          Donald J. MacLeod    Margaret Kirch Cohen   One Mellon Bank Center
          (412) 234-5601       (412) 234-0850         Pittsburgh, PA 15258-0001

- -------------------------------------------------------------------------------

                  MELLON REPORTS SECOND QUARTER 1995 EARNINGS
                  -------------------------------------------

 . Earnings Per Share and Net Income Applicable to Common Stock Increased 13
  Percent

 . Return on Common Shareholders' Equity was 17.47 Percent for Quarter; Return on
  Assets was 1.75 Percent


PITTSBURGH, July 18, 1995 -- Mellon Bank Corporation today reported second quarter 1995 net income applicable to common stock of $162 million, or $1.09 per common share, compared with $143 million, or $.97 per common share, in the second quarter of 1994. Annualized return on common shareholders' equity and return on assets were 17.47 percent and 1.75 percent, respectively, in the second quarter of 1995, compared with 15.75 percent and 1.69 percent, respectively, in the second quarter of 1994.

"Mellon continues to report returns that are among the best in the financial services industry," said Frank V. Cahouet, chairman, president and chief executive officer of Mellon Bank Corporation. "Second quarter earnings per share increased by 13 percent over 1994, reflecting the progress we've made in our strategy to transform Mellon into a diversified financial services company with a bank at its core."

Net interest revenue for the quarter was $385 million, up 6 percent from $364 million in the same prior-year period, primarily as a result of a higher level of interest-earning assets. Fee revenue was $405 million, down slightly from $412 million in the second quarter of 1994, primarily because the Corporation elected not to offer its seasonal tax refund anticipation loan program in 1995. Lower mutual fund administration and custody fees, partially reflecting the 1994 sale of the Boston-based third-party mutual fund


                                     -more-

Mellon Reports Earnings
July 18, 1995
Page 2


administration business, also contributed to the decline in fee revenue. Partially offsetting the decline in fee revenue were increases in foreign currency and securities trading and mortgage servicing revenue.

Operating expense for the second quarter of 1995 was $500 million, down from $508 million in the second quarter of 1994, primarily as a result of higher net revenue from acquired property and the formation of Chemical Mellon Shareholder Services, a stock transfer joint venture with Chemical Banking Corporation.

The provision for credit losses was $20 million in the second quarter of 1995, unchanged from the prior-year period. Net credit losses were $46 million, up from $14 million in the second quarter of 1994, principally reflecting higher losses on the CornerStone/sm/ credit card product, which experienced a significant increase in outstanding balances generated since its introduction in the first quarter of 1994.

Nonperforming assets totaled $276 million at June 30, 1995, up from $243 million at March 31, 1995, and $264 million at June 30, 1994. Nonperforming assets as a percentage of total loans and net acquired property was .99 percent at June 30, 1995, compared with .91 percent at March 31, 1995, and 1.06 percent at June 30, 1994.

With balance sheet assets of approximately $40 billion and assets under management or administration of approximately $875 billion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh, providing a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions.


                                      ###


Note:  Detailed supplemental information follows.

Mellon Reports Earnings
July 18, 1995
Page 3

Net Interest Revenue
- --------------------


(taxable equivalent basis)       Three months                  Six months
                                ended June 30,               ended June 30,
(dollar amounts in millions)    1995     1994   Increase      1995    1994    Increase
- ---------------------------------------------------------------------------------------
Net interest revenue             $387     $367  $   20        $779     $738   $   41
- ---------------------------------------------------------------------------------------
Average loans                 $27,076  $24,251  $2,825     $26,874  $24,442   $2,432
- ---------------------------------------------------------------------------------------
Average interest-earning
 assets                       $33,142  $31,756  $1,386     $33,124  $31,920   $1,204
- ---------------------------------------------------------------------------------------
Net interest margin             4.69%    4.63%       6 bp    4.75%    4.66%        9 bp
- ---------------------------------------------------------------------------------------

The improvement in net interest revenue and the net interest margin in the second quarter of 1995, compared with the second quarter of 1994, primarily resulted from a higher level of interest-earning assets, as well as a higher-yielding asset mix as lower-yielding money market assets and securities were replaced with higher-yielding loans. Partially offsetting this improvement was a higher level of interest bearing liabilities and a higher cost of funds. Average loans increased $2.8 billion, or 12%, while money market assets decreased $648 million and securities decreased $625 million. The increase in average loans resulted primarily from a $1.1 billion increase in credit card loans, including $800 million related to the CornerStone/sm/ credit card product, a $900 million increase in retail loans and a $700 million increase in domestic wholesale loans.

The improvement in net interest revenue in the first six months of 1995 principally resulted from the same factors responsible for the second quarter increase. Partially offsetting this increase was the loss of revenue from the Corporation's seasonal tax refund anticipation loan program that was not offered in 1995. This program contributed 5 basis points to the net interest margin in the first six months of 1994.

Mellon Reports Earnings
July 18, 1995
Page 4

Credit Quality Expense and Net Credit Losses
- --------------------------------------------


                                     Three months               Six months
                                    ended June 30,            ended June 30,
(dollar amounts in millions)         1995   1994    Inc/(Dec)  1995   1994    Inc/(Dec)
- ---------------------------------------------------------------------------------------
Provision for credit losses          $20     $20      $ -      $40     $40      $ -
Net revenue from acquired property    (8)     (3)      (5)     (12)    (11)      (1)
- ---------------------------------------------------------------------------------------
    Credit quality expense           $12     $17      $(5)     $28     $29      $(1)
- ---------------------------------------------------------------------------------------

Net credit losses (recoveries)(a):
  Domestic:
   Credit card                       $41     $12      $29      $68     $22      $46
   Other consumer credit               4       -        4        8       4        4
   Commercial real estate             (5)      -       (5)      (5)     (3)      (2)
   Commercial and financial            8       2        6        5       5        -
- --------------------------------------------------------------------------------------
    Total domestic                    48      14       34       76      28       48
- --------------------------------------------------------------------------------------
  International                       (2)      -       (2)      (4)      3       (7)
- --------------------------------------------------------------------------------------
    Total net credit losses          $46     $14      $32      $72     $31      $41
- --------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                   .67%    .24%       43 bp  .54%    .25%       29 bp
- -------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense decreased in the second quarter and first half of 1995, compared with the prior-year periods, as a result of higher net revenue from acquired property. The provision for credit losses was unchanged for both periods.

The increase in net credit losses compared with the second quarter of 1994 resulted from a $29 million increase in credit card losses, including
$24 million related to the CornerStone/sm/ portfolio. Credit losses from the CornerStone/sm/ portfolio have not yet peaked. The Corporation expects modestly higher levels of credit losses from this product in the third and fourth quarters of 1995, compared with the second quarter. At June 30, 1995, this portfolio had total outstandings of $985 million compared with $757 million at December 31, 1994 and $221 million at June 30, 1994. Net credit losses increased $41 million in the first six months of 1995 compared with the first half of 1994, primarily reflecting the higher level of credit card losses.

Mellon Reports Earnings
July 18, 1995
Page 5


Noninterest Revenue
- -------------------

                                  Three months                  Six months
                                 ended June 30,               ended June 30,
(in millions)                    1995     1994   Inc/(Dec)    1995     1994    Inc/(Dec)
- ----------------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
  Mutual fund:
    Management                   $ 76     $ 74     $  2       $147     $150      $ (3)
    Administration/Custody         30       41      (11)        60       88       (28)
  Institutional trust              51       55       (4)       102      117       (15)
  Institutional asset management   34       38       (4)        68       74        (6)
  Private asset management         34       34        -         67       68        (1)
- ----------------------------------------------------------------------------------------
    Total trust and investment
     management                   225      242      (17)       444      497       (53)
Cash management and deposit
 transaction charges               48       48        -         95       99        (4)
Mortgage servicing                 25       17        8         50       33        17
Foreign currency and
 securities trading                25       14       11         49       33        16
Credit card                        22       18        4         41       32         9
Other                              60       73      (13)       125      154       (29)
- ----------------------------------------------------------------------------------------
    Total fee revenue             405      412       (7)       804      848       (44)
Gains on sale of securities         1        8       (7)         -       10       (10)
- ----------------------------------------------------------------------------------------
    Total noninterest revenue    $406     $420     $(14)      $804     $858      $(54)
- ----------------------------------------------------------------------------------------

The decrease in trust and investment management fees in the second quarter of 1995, compared with the prior-year period, primarily resulted from a decrease in mutual fund administration and custody fees and securities lending revenue. Mutual fund administration and custody fees decreased $11 million including a $4 million decrease in revenue related to the second quarter 1994 sale of the Boston-based third-party mutual fund administration business. Securities lending revenue, which is included in institutional trust revenue, decreased
$5 million. The decrease in securities lending revenue primarily resulted from narrower margins in 1995 compared with 1994, as well as a slightly lower volume of securities lent in the second quarter of 1995. The average level of mutual fund assets managed at Dreyfus in the second quarter of 1995 was $72 billion, an increase of $4 billion from the first quarter of 1995 and unchanged from the second quarter of 1994. The increase from the first quarter of 1995 primarily resulted from a $3 billion increase in average institutional money market funds. At June 30, 1995, total mutual fund assets managed at Dreyfus was $73 billion, compared to $69 billion at March 31, 1995 and $66 billion at December 31, 1994.

Mellon Reports Earnings
July 18, 1995
Page 6


The increase in mortgage servicing fees, compared with the prior-year period, primarily resulted from acquisitions of mortgage servicing rights. The total mortgage servicing portfolio was $37 billion at June 30, 1995, compared with $28 billion at June 30, 1994.

The increase in foreign currency and securities trading fee revenue in the second quarter of 1995 was attributable to higher foreign exchange fees earned, primarily as a result of increased global custody and corporate customer activity. Credit card revenue increased in the second quarter of 1995, compared with the second quarter of 1994, primarily as a result of fee revenue generated by portfolio acquisitions and the Corporation's CornerStone/sm/ credit card product.

The $13 million decrease in other fee revenue in the second quarter of 1995, compared with the prior-year period, resulted from several factors. The Corporation elected not to offer its seasonal tax refund anticipation loan program in 1995, resulting in a $19 million reduction in other fee revenue compared with the second quarter of 1994. In addition, the May 1995 formation of the stock transfer joint venture Chemical Mellon Shareholder Services (CMSS), resulted in a $6 million reduction in other fee revenue. The Corporation accounts for the joint venture under the equity method of accounting by reporting its share of the net results of the joint venture as other fee revenue, rather than reporting the revenues and expenses of CMSS separately. These reductions were partially offset by a $10 million increase in gains from the disposition of assets and equity securities.

Mellon Reports Earnings
July 18, 1995
Page 7


Gains on the sale of securities available for sale were $1 million in the second quarter of 1995, compared with $8 million in the second quarter of 1994. The gains in the second quarter of 1994 were recorded at Dreyfus prior to the August 1994 merger of Dreyfus with the Corporation.

The decrease in fee revenue in the first six months of 1995, compared with the prior-year period primarily resulted from the same factors responsible for the second quarter decrease. Also impacting the comparison of year-to-date results were $13 million in one-time net gains recorded at Dreyfus in the first quarter of 1994 on the sale of certain nonstrategic interests in partnerships, in anticipation of the merger with the Corporation.

The following table summarizes the major components of the changes in fee revenue in the second quarter and first six months of 1995 compared to the same periods in 1994.

Summary of major components of the change in fee revenue compared to prior-year periods

                                                   Second quarter    First half
(in millions)                                       1995 vs 1994    1995 vs 1994
- ---------------------------------------------------------------------------------
Tax refund anticipation loan fees                       $(19)          $(29)
Mutual fund administration and custody fees
   The Boston Company (including $4 million and
    $12 million relating to divestitures)                (10)           (23)
   Dreyfus                                                (1)            (5)
Securities lending revenue                                (5)           (15)
Impact of CMSS joint venture                              (6)            (6)
Foreign currency and securities trading revenue           11             16
Gains on disposition of assets, equity
 securities and partnerships                              10             (4)
Mortgage servicing revenue                                 8             17
Other                                                      5              5
- ---------------------------------------------------------------------------------
   Total change in fee revenue                          $ (7)          $(44)
- ---------------------------------------------------------------------------------

Mellon Reports Earnings
July 18, 1995
Page 8

Operating Expense
- -----------------


                                     Three months                  Six months
                                    ended June 30,                ended June 30,
(dollar amounts in millions)        1995      1994    Inc/(Dec)   1995      1994    Inc/(Dec)
- ---------------------------------------------------------------------------------------------
Staff expense                        $229      $237      $(8)      $469    $  482     $(13)
Net occupancy expense                  48        52       (4)        99       102       (3)
Professional, legal and
 other purchased services              50        51       (1)        88        97       (9)
Equipment expense                      34        30        4         68        67        1
Amortization of goodwill
 and other intangible assets           24        23        1         48        50       (2)
FDIC assessment and regulatory
 examination fees                      15        16       (1)        30        32       (2)
Amortization of mortgage
 servicing rights and purchased
 credit card relationships             13        10        3         26        22        4
Other expense                          95        92        3        179       197      (18)
- ---------------------------------------------------------------------------------------------
 Operating expense before the net
  revenue from acquired property      508       511       (3)     1,007     1,049      (42)
- ---------------------------------------------------------------------------------------------
Net revenue from acquired property     (8)       (3)      (5)       (12)      (11)      (1)
- ---------------------------------------------------------------------------------------------
 Total operating expense             $500      $508      $(8)    $  995    $1,038     $(43)
- ---------------------------------------------------------------------------------------------
Average full-time equivalent
 staff                             24,100    24,000      100     24,200    23,900      300
- ---------------------------------------------------------------------------------------------
Efficiency ratio (a)                  64%       65%       (1)       63%       66%       (3)
Efficiency ratio excluding
 amortization of goodwill and
 other intangible assets               61        63       (2)        60        63       (3)
- ---------------------------------------------------------------------------------------------

(a) Operating expense before the net revenue from acquired property as a percentage of revenue, computed on a taxable equivalent basis, excluding securities gains (losses).

Operating expense before the net revenue from acquired property decreased
$3 million in the second quarter of 1995, compared with the prior-year period. The formation of the CMSS joint venture resulted in a $3 million reduction in staff expense and a $1 million reduction in other expense categories. The reduction in staff expense also reflected lower incentive accruals and lower pension expense.

The decrease in operating expense before the net revenue from acquired property in the first half of 1995, compared with the first half of 1994, resulted from the same items responsible for the second quarter decrease as well as lower marketing expense related to the CornerStone/sm/ credit card. In addition, the reduction in professional, legal and other purchased services resulted from the internalization of data processing operations at The Boston Company and lower consulting expense.

Mellon Reports Earnings
July 18, 1995
Page 9


Except for the merger with Dreyfus, which was accounted for as a pooling of interests, the Corporation historically has accounted for business combinations under the purchase method of accounting, resulting in the recording of goodwill and other identified intangibles which are amortized into operating expense in future years. Net income applicable to common stock, excluding the after-tax impact of the amortization of these intangibles, is shown in the table below:


                                 Three months     Six months
                                ended June 30,  ended June 30,
(in millions)                    1995    1994    1995    1994
- --------------------------------------------------------------
Net income applicable
 to common stock                 $162    $143    $322    $284
After-tax impact of
 amortization of intangibles
 from purchase acquisitions        19      19      37      40
- --------------------------------------------------------------
      Total                      $181    $162    $359    $324
- --------------------------------------------------------------

Income Taxes
- ------------

The Corporation's effective tax rate for the first half of 1995 was 37%, compared with 38.5% for the first six months of 1994. It is currently anticipated that the effective tax rate will be approximately 37% for the remainder of 1995.

Mellon Reports Earnings
July 18, 1995
Page 10

Nonperforming Assets(a)
- --------------------

                                             June 30,   March 31,   Dec. 31,   June 30,
(dollar amounts in millions)                     1995        1995       1994       1994
- ----------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                              $ 59        $ 58       $ 56       $ 61
  Commercial real estate                           42          37         28         35
  Other domestic                                   98          61         66         53
International nonperforming loans                   -           -          1          6
- ----------------------------------------------------------------------------------------
     Total nonperforming loans                    199         156        151        155
- ----------------------------------------------------------------------------------------
Acquired property:
  Real estate acquired                             98         112        116        139
  Reserve for real estate acquired                (21)        (26)       (29)       (31)
- ----------------------------------------------------------------------------------------
     Real estate acquired, net of reserve          77          86         87        108
  Other assets acquired                             -           1          1          1
- ----------------------------------------------------------------------------------------
     Total acquired property                       77          87         88        109
- ----------------------------------------------------------------------------------------
     Total nonperforming assets                  $276        $243       $239       $264
- ----------------------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                     .72%        .58%       .56%       .63%
Total nonperforming assets as a
 percentage of total loans and net
 acquired property                               .99%        .91%       .89%      1.06%
- ----------------------------------------------------------------------------------------

(a) Excludes segregated assets.

Nonperforming assets increased $33 million from March 31, 1995 and $12 million compared with June 30, 1994, as a result of a higher level of nonperforming loans. Total nonperforming loans increased $43 million from March 31, 1995 and $44 million compared with June 30, 1994. The increase resulted primarily from the addition of a commercial loan to an engineering/construction company. Total acquired property decreased $10 million and $32 million, respectively, compared with March 31, 1995 and June 30, 1994. These reductions primarily resulted from asset sales.

Reserve for Credit Losses
- -------------------------

                                               June 30,   March 31,   Dec. 31,   June 30,
(dollar amounts in millions)                     1995        1995       1994       1994
- -----------------------------------------------------------------------------------------
Reserve for credit losses (a)                      $583        $601       $607       $609
Reserve as a percentage of
 total loans                                      2.10%       2.25%      2.27%      2.46%
- -----------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.

Mellon Reports Earnings
July 18, 1995
Page 11

Selected Capital Data
- ---------------------


(dollar amounts in millions,     June 30,      March 31,   Dec. 31,   June 30,
except per share amounts)            1995           1995       1994       1994
- ------------------------------------------------------------------------------
Common shareholders' equity       $ 3,643        $ 3,755    $ 3,687    $ 3,716
Common shareholders' equity
 to assets ratio                    9.10%          9.48%      9.54%      9.80%
Tangible common shareholders'
 equity to assets ratio (a)         6.78%          7.10%      7.05%      7.33%
Total shareholders' equity        $ 4,078        $ 4,190    $ 4,122    $ 4,308
Total shareholders' equity
 to assets ratio                   10.19%         10.57%     10.67%     11.37%
Tier I capital ratio                 9.0%(b)       9.49%      9.48%     10.27%
Total (Tier I and Tier II)
 capital ratio                      12.3%(b)      12.86%     12.90%     13.74%
Leverage capital ratio               8.3%(b)       8.84%      8.67%      9.54%
Book value per common share       $ 25.59        $ 25.63    $ 25.06    $ 25.35(c)
Closing common stock price        $41.625        $ 40.75    $30.625    $ 37.50
Market capitalization             $ 5,925        $ 5,969    $ 4,507    $ 5,400
- ------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill, core deposit and other identified intangibles divided by total assets less goodwill, core deposit and other identified intangibles.
(b)  Estimated.
(c) The June 30, 1994 book value per common share assumed full conversion of the Series D preferred stock to common stock. Accordingly, this included the additional paid-in capital on the Series D preferred stock because this paid-in capital had no liquidation preference over the common stock. The Series D preferred stock was converted to common stock in August 1994.

The decrease in the Corporation's common and total shareholders' equity at June 30, 1995, compared with March 31, 1995 and June 30, 1994, resulted from the repurchase of common stock and warrants issued in 1993 as part of the purchase price of The Boston Company, partially offset by earnings retention. In June 1995 the Corporation purchased the common shares and warrants in a private transaction for $213 million. In addition, the remaining decrease in total shareholders' equity, compared with June 30, 1994, resulted from the redemption of the Corporation's $160 million Series H preferred stock.

The repurchase of the common stock and warrants increased earnings per common share by less than $.01 in the second quarter. It is anticipated that this transaction will enhance earnings per common share by approximately $.05 for the full year 1995 and will enhance the quarterly return on common

Mellon Reports Earnings
July 18, 1995
Page 12


shareholders' equity by approximately 80 basis points. This transaction reduced the June 30, 1995 book value per share by $.80 and the capital ratios by 50 to 60 basis points.

In the fourth quarter of 1994, the Corporation's board of directors authorized the repurchase of up to 3 million shares of the Corporation's common stock to be used to meet its common stock requirements for its stock based benefit plans and dividend reinvestment plan. Since year-end 1994, the Corporation has repurchased approximately 2.7 million shares under this program. At June 30, 1995, approximately 1.1 million of these shares remain in treasury stock.

                                 SUMMARY DATA
                Mellon Bank Corporation (and its subsidiaries)

                                                       Three months ended         Six months ended
(dollar amounts in millions,                                June 30,                  June 30,
 except per share amounts;                             -------------------       -------------------
 common shares in thousands)                              1995        1994(a)       1995        1994(a)
                                                       -------     -------       -------     -------
Selected key data (b)
- -----------------
  Primary net income per common share                  $  1.09     $   .97       $  2.17     $  1.93
  Return on common shareholders' equity                 17.47%      15.75%        17.51%      15.93%
  Return on assets                                       1.75%       1.69%         1.76%       1.68%
  Yield on interest-earning assets,
   on a taxable equivalent basis                         8.58%       6.85%         8.51%       6.75%
  Cost of funds supporting interest-
   earning assets                                        3.89%       2.22%         3.76%       2.09%

Average balances for the period (c)
- -------------------------------
  Money market investments                             $ 1,165     $ 1,813       $ 1,197     $ 1,979
  Trading account securities                               220         386           268         444
  Securities                                             4,681       5,306         4,785       5,055
  Loans                                                 27,076      24,251        26,874      24,442
  Total interest-earning assets                         33,142      31,756        33,124      31,920
  Total assets                                          39,370      37,497        39,130      37,803
  Deposits                                              27,100      26,989        27,208      27,387
  Total interest-bearing liabilities                    27,236      24,922        27,144      24,887
  Common shareholders' equity                            3,726       3,667         3,713       3,630
  Total shareholders' equity                             4,161       4,260         4,148       4,223

Computation of primary net income per common share
- --------------------------------------------------
  Net income applicable to
   common stock                                        $   162     $   144(d)    $   322     $   286(d)
                                                       =======     =======       =======     =======

  Average common shares outstanding                    145,465     143,860       146,185     143,727
  Average common shares issuable upon
   conversion of Series D preferred stock                    -       2,552             -       2,552
  Other common stock equivalents, net of
   shares assumed repurchased                            2,590       2,693         2,213       2,539
                                                       -------     -------       -------     -------

     Total stock and stock equivalents                 148,055     149,105       148,398     148,818
                                                       =======     =======       =======     =======

  Primary net income per common share (e)              $  1.09     $   .97       $  2.17     $  1.93
                                                       =======     =======       =======     =======

- -----------------------
(a) Restated to reflect the merger with Dreyfus which was accounted for as a pooling of interests.
(b) Percentages are annualized where applicable. All amounts are based on unrounded numbers.
(c) Computed on a daily average basis.
(d) After adding back Series D preferred stock dividends.
(e) Based on unrounded numbers.

                   CONDENSED CONSOLIDATED INCOME STATEMENT
                           Mellon Bank Corporation


                                          Three months ended           Six months ended
 (in millions, except per                       June 30,                    June 30,
   share amounts)                         ------------------          -------------------
                                          1995          1994(a)       1995           1994(a)
                                          -----        -----          ------        -----
Interest revenue
- ----------------
Interest and fees on loans (loan fees
 of $19, $17, $35, and $47)               $ 609         $444         $1,192       $  880
Interest-bearing deposits with banks          8            9             15           18
Federal funds sold and securities
 under resale agreements                      8            7             19           14
Other money market investments                1            1              1            3
Trading account securities                    3            6              9           13
Securities                                   77           72            155          133
                                          -----        -----         ------       ------
    Total interest revenue                  706          539          1,391        1,061


Interest expense
- ----------------
Interest on deposits                        220          117            425          218
Federal funds purchased and securities
 under repurchase agreements                 33           13             62           23
Other short-term borrowings                  39           17             73           33
Notes and debentures                         29           28             57           56
                                          -----        -----         ------       ------
    Total interest expense                  321          175            617          330
                                          -----        -----         ------       ------
    Net interest revenue                    385          364            774          731
Provision for credit losses                  20           20             40           40
                                          -----        -----         ------       ------

    Net interest revenue after provision
     for credit losses                      365          344            734          691


Noninterest revenue
- -------------------
Trust and investment management fees        225          242            444          497
Cash management and deposit
 transaction charges                         48           48             95           99
Mortgage servicing fees                      25           17             50           33
Foreign currency and securities trading      25           14             49           33
Credit card fees                             22           18             41           32
Other                                        60           73            125          154
                                          -----        -----         ------       ------
    Total fee revenue                       405          412            804          848
Gains on sale of securities                   1            8              -           10
                                          -----        -----         ------       ------
    Total noninterest revenue               406          420            804          858


Operating expense
- -----------------
Staff expense                               229          237            469          482
Net occupancy expense                        48           52             99          102
Professional, legal and other
 purchased services                          50           51             88           97
Equipment expense                            34           30             68           67
Amortization of goodwill and
 other intangible assets                     24           23             48           50
Other expense                               123          118            235          251
Net revenue from acquired property           (8)          (3)           (12)         (11)
                                          -----        -----         ------       ------
    Total operating expense                 500          508            995        1,038
                                          -----        -----         ------       ------
Income before income taxes                  271          256            543          511
Provision for income taxes                   99           98            201          197
                                          -----        -----         ------       ------
Net income                                  172          158            342          314
Dividends on preferred stock                 10           15             20           30
                                          -----        -----         ------       ------
Net income applicable to common stock     $ 162         $143         $  322       $  284
                                          =====        =====         ======       ======
Primary net income per common share       $1.09         $.97         $ 2.17       $ 1.93
                                          =====        =====         ======       ======
Fully diluted net income per common share $1.09         $.97         $ 2.16       $ 1.93
                                          =====        =====         ======       ======

- --------------------
(a) Restated to reflect the merger with Dreyfus which was accounted for as a pooling of interests.

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation



(dollar amounts in millions)                          June 30,   Dec. 31,   June 30,
                                                          1995       1994       1994(a)
                                                      --------   --------   --------
Assets
- ------
Cash and due from banks                                $ 2,218    $ 2,285    $ 1,710
Money market investments                                   833        860      1,277
Trading account securities                                 267         71        365
Securities:
 Available for sale                                      1,953      1,881      3,120
 Investment (approximate fair value
  of $3,136, $3,033 and $3,210)                          3,133      3,244      3,342
Loans, net of unearned discount of
  $58, $62 and $70                                      27,765     26,733     24,731
Reserve for credit losses                                 (583)      (607)      (609)
Premises and equipment                                     554        558        524
Acquired property, net of reserves of
 $21, $29 and $31                                           77         88        109
Goodwill and other intangibles                             997      1,036      1,010
Mortgage servicing rights and purchased
 credit card relationships                                 432        352        259
Other assets                                             2,370      2,143      2,070
                                                       -------    -------    -------
     Total assets                                      $40,016    $38,644    $37,908
                                                       =======    =======    =======

Liabilities
- -----------
Deposits in domestic offices                           $23,559    $24,100    $24,341
Deposits in foreign offices                              3,248      3,470      1,867
Short-term borrowings                                    5,648      3,472      3,951
Other liabilities                                        1,615      1,912      1,520
Notes and debentures (with original maturities
 over one year)                                          1,868      1,568      1,921
                                                       -------    -------    -------
     Total liabilities                                  35,938     34,522     33,600

Shareholders' equity
- --------------------
Preferred stock                                            435        435        592
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 200,000,000 shares
   Issued - 147,165,480 (b); 147,165,480 (b)
     and 103,508,752 shares                                 74         74         52
  Additional paid-in capital                             1,843      1,851      2,045
  Retained earnings                                      1,950      1,780      1,821
  Warrants                                                   -         37         37
  Net unrealized loss on assets
   available for sale (net of taxes)                       (21)       (55)       (43)
  Treasury stock of 4,812,259 (b); - and 7,501,068
   shares at cost                                         (203)         -       (196)
                                                       -------    -------    -------
       Total common shareholders' equity                 3,643      3,687      3,716
                                                       -------    -------    -------
       Total shareholders' equity                        4,078      4,122      4,308
                                                       -------    -------    -------
       Total liabilities and shareholders' equity      $40,016    $38,644    $37,908
                                                       =======    =======    =======

- ---------------------
(a) Restated to reflect the merger with Dreyfus which was accounted for as a pooling of interests.
(b) Reflects the three-for-two common stock split distributed on November 15, 1994.